EXHIBIT 10.1
HEI, INC.
2006 NONEMPLOYEE DIRECTOR STOCK PURCHASE PLAN
SECTION 1. PURPOSES OF THE PLAN
     The purposes of this HEI, Inc. 2006 Nonemployee Director Stock Purchase Plan (the “Plan”) are (a) to promote the long-term interests of HEI, Inc. (the “Company”) and its shareholders by strengthening the Company’s ability to attract, motivate and retain key directors and (b) conserve cash assets of the Company by allowing the nonemployee directors to receive shares of common stock of the Company in exchange for cash compensation.
SECTION 2. DEFINITIONS
“Change of Control”means a change of control of the Company, as such term is defined in the Company’s 1998 Stock Option Plan for Nonemployee Directors, after the effective date of this Plan.
“Common Stock” means the common stock, $0.05 par value, of the Company.
“Company” means HEI, Inc., a Minnesota corporation.
“Effective Date” means the date that is one (1) business day after the Plan is approved by the Board of Directors of the Company – January 13, 2006.
“Fair Market Value” means the closing price for the Common Stock on the NASDAQ Stock Market during regular session trading for a single trading day as reported for such day in The Wall Street Journal. If no reported price for the Common Stock exists for the applicable trading day, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.
“Nonemployee Director” has the meaning set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or any successor definition adopted by the Securities and Exchange Commission.
“Participant” means any eligible person set forth in Section 3.1.
“Plan” means this HEI, Inc. 2006 Nonemployee Director Stock Purchase Plan.
“Restricted Stock” means any shares of Common Stock initially received under the Plan.
SECTION 3. PROVISIONS
3.1. Participation. Any Nonemployee Director may be a participant in the Plan (a “Participant”)
3.2. Issuance of Stock. At any time on the Effective Date, any Participant may elect to receive up to Sixteen Thousand Dollars ($16,000.00) in Common Stock of the Company in lieu of such amount being received as cash compensation for service as a Nonemployee Director. The Participant will receive a number of shares of such stock equal to Sixteen Thousand Dollars ($16,000.00) divided by the Fair Market Value of the Common Stock on the Effective Date. In

the event such number results in a fraction, the number shall be rounded down to the nearest whole share.
3.3. Restricted Stock. Any stock received under the Plan shall be Restricted Stock, subject to such terms, conditions and repurchase or forfeiture restrictions provided in the non employee director stock purchase Agreement, attached hereto as Exhibit A (which may be based principally on continuous service with the Company for the balance of the term of a Participant’s directorship).
3.4. Consent of Participant. The amendment, suspension or termination of the Plan or a portion thereof shall not, without the Participant’s consent, materially adversely affect any rights under any issuance of Restricted Stock theretofore granted to the Participant under the Plan.
3.5. Waiver of Restrictions. Notwithstanding any other provisions of the Plan, the Board of Directors, in its sole discretion, may waive any terms, conditions or restrictions or repurchase or forfeiture periods on any Restricted Stock under such circumstances and subject to such terms and conditions as the Board of Directors may deem appropriate.
3.6. Successors. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
3.7. Choice of Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Minnesota without giving effect to principles of conflicts of law.
Adopted by the Board of Directors of the Company on January 12, 2006.